UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 26, 2010

BEACON ENTERPRISE SOLUTIONS GROUP, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-31355	81-0438093
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)
1311 Herr Lane, Suite 205
Louisville, KY 40222
(Address of Principal Executive Offices)
502-657-3500
(Issuer Telephone number)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On February 26, 2010, Beacon Enterprise Solutions Group, Inc. (“Beacon”) entered into a promissory note with a private company as more fully described in Item 2.03 of this Current Report on Form 8-K, incorporated here by reference.
Item 2.03 Creation of a direct financial obligation
     On February 26, 2010, Beacon Enterprise Solutions Group, Inc. received $500,000 in loan proceeds from Gelt Funding, LLC and issued a related short-term, non-interest bearing promissory note (the “Note”). The Note is secured but subordinate to all existing senior debt outstanding. Terms of the Note include a principal payment of $250,000 on March 31, 2010 with the balance of $250,000, in addition to a $10,000 origination fee, to be paid on April 30, 2010. In the event of default, an interest rate of 10% per annum will be applied to all past due amounts. No commissions or other fees were paid in relation to the transaction. The proceeds will be used for working capital purposes.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
2.03a	Non-Interest-Bearing Promissory Note dated February 26, 2010.

2.03b	Subordinated Security Agreement dated February 26, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ENTERPRISE SOLUTIONS GROUP, INC.
Date: March 2, 2010	By:	/s/ Michael Grendi
Michael Grendi,
Principal Financial Officer

Exhibit Index

Exhibit No.	Description
2.03a	Non-Interest-Bearing Promissory Note dated February 26, 2010.

2.03b	Subordinated Security Agreement dated February 26, 2010.